Exhibit 99.1

Creatd Announces C-Suite and Other Leadership Changes

FORT LEE, N.J., Aug. 19, 2021 /PRNewswire/ -- Creatd, Inc. (Nasdaq CM: CRTD) ("Creatd" or the "Company"), a creator-first holding company, today announced changes to its executive leadership structure, effective as of August 13, 2021.

Under the Company’s newly constituted four-pillar structure, consisting of Creatd’s Labs, Partners, Ventures, and Studios segments, Jeremy Frommer and Laurie Weisberg will lead Creatd as co-CEOs. Justin Maury will replace Ms. Weisberg in the COO role, while continuing to serve as Creatd’s President and overseeing technology development as the head of Creatd Labs; Mr. Maury will report directly to Mr. Frommer and Ms. Weisberg.

Commented Creatd co-CEO Jeremy Frommer, “Laurie is both a great friend and respected industry figure with a demonstrated ability to build great teams and orchestrate high-value strategic partnerships. We are completely aligned in our vision for Creatd’s culture and strategy for success, and I am confident that as dual leaders, we can go further, faster, together.”

Ms. Weisberg joined the Creatd team with over two decades of experience in technology leadership, strategic partnerships, and driving revenue growth at an institutional level. Ms. Weisberg has extensive experience in executive management, having previously served in leadership roles at numerous technology companies; including as Chief Sales Officer at Intent, Chief Revenue Officer at Thrive Global, and as a member of the leadership team at Datalogix (acquired by Oracle for $1.2 billion, delivering a 31x return for investors).

As co-CEO and a continuing member of the Board of Directors, Ms. Weisberg will focus on driving growth across Creatd’s revenue lines, working to expand its agency business, e-commerce and transmedia production portfolio, and ongoing creator-acquisition efforts. Additionally, Ms. Weisberg will oversee the Company’s shared services within the scope of operations, finance, and human resources. Mr. Frommer will spearhead the Company’s corporate strategy, investor relations, technology development, M&A initiatives, and capital raises, as well as other funding efforts.

Commenting on the executive management shift, co-CEO Laurie Weisberg said, “I am energized to take on the co-CEO role, both as a woman working in the technology space and during what is a transformational phase for Creatd and the wider creator economy. Creatd’s new leadership model unlocks our ability to properly capitalize on the scale of opportunity that exists across Creatd’s portfolio. Jeremy and I bring complementary skills to our fantastic team, and combining our strengths will be a force multiplier as we work together to continue scaling Creatd into a world-class creator company.”

As illustrated in Creatd’s recently released Q3 2021 investor presentation, the Company introduced four distinct business pillars. Today, the Company has fortified its organization by appointing an experienced leader to oversee the success of each business segment. The new leadership appointments include:

Tom Punch–CEO, Creatd Ventures
Creatd has named Thomas Punch, co-founder of Dune Glow Remedy (“Dune”), as the new CEO of Creatd Ventures, the Company’s newly introduced e-commerce pillar. Mr. Punch’s experience spans across all sides of the startup spectrum—from founder to growth marketer to advisor to investor. The Company believes that Mr. Punch’s proven capacity to inform corporate strategy and scale consumer businesses creates the ideal conditions for repeatable success across Creatd Ventures’ portfolio. As CEO of Creatd Ventures, Mr. Punch reports directly to Mr. Frommer.

2

Tracy Willis–CEO of WHE Agency, Creatd Partners
Since the Company completed its integration of the WHE Agency (“WHE”) into Creatd Partners, the Company’s brand partnerships pillar, WHE co-founder Tracy Willis assumed the role of CEO, where she is responsible for overseeing WHE’s day-to-day operations and expanding influencer partnerships. Beyond WHE, Ms. Willis is additionally tasked with driving talent acquisition for Creatd Partners on a broader level, with the goal of sourcing and nurturing additional high-caliber creators to join the Vocal ecosystem. As WHE’s CEO, Ms. Willis reports directly to Ms. Weisberg

Erica Wagner–Head of Literary and IP Development, Creatd Studios
As previously announced, the Company tapped Erica Wagner, celebrated author, critic, and literary editor, to lead its transmedia production efforts under the Creatd Studios pillar. Today, the Company announced that Ms. Wagner is expected to join the Creatd team in a full-time capacity in early 2022. Ms. Wagner will be responsible for leveraging Creatd’s vast universe of stories—from Vocal creators as well as from Creatd’s own intellectual property—and identifying opportunities for adaptation to books, TV, podcasts, film, and more. Additionally, Ms. Wagner will work to bolster Creatd Studios’ production capabilities by sourcing and identifying potential acquisition candidates in the entertainment and publishing space. Upon assuming this new role, Ms. Wagner will report directly to Ms. Weisberg and Mr. Frommer.

About Creatd

Creatd, Inc. (Nasdaq CM: CRTD) is a creator-first technology company and the parent company of the Vocal platform. Our mission is to empower creators, entrepreneurs, and brands through technology and partnership. We accomplish this through Creatd's four business pillars: Creatd Labs, Creatd Partners, Creatd Ventures, and Creatd Studios.

For news and updates, subscribe to Creatd's newsletter: https://creatd.com/newsletter

Q3 2021 Investor Presentation: https://creatd.docsend.com/view/qwxasmy5983dfk2v

Investor Relations Contact: ir@creatd.com

Forward-Looking Statements

Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings.

 3